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Exhibit 3.6

ELECTRIC CITY CORP.
AUDIT COMMITTEE CHARTER

Organization

        The audit committee shall be composed of board members of the Corporation, all of whom are independent. The composition and independence of the audit committee shall be defined by Section 121B of the Listing Standards, Policies and Requirements of The American Stock Exchange, (as such section may be amended from time to time) or the policies of the national exchange of which the Corporation's common stock is listed at that time. Such members of the audit committee shall be able to read and understand fundamental financial statements upon their appointment to the audit committee. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certificate in accounting or any other comparable experience or background results in such individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, but, at a minimum, meet such standards as set forth in Section 121B(b) of the Listing Standards, Policies and Requirements of The American Stock Exchange, (as such section may be amended from time to time) or the policies of the national exchange of which the Corporation's common stock is listed at that time. The committee may be modified from time to time by a simple majority vote of the board of directors. The chair of the committee shall be appointed by the committee and will report to the board at each formal meeting of the directors on the committee's activities and recommendations.

Statement of Policy

        Senior operating management of the Corporation, as overseen by the board of directors, is responsible for the Corporation's internal controls. The audit committee shall assist the Corporation's board members in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to the reliability of financial reporting, the effectiveness and efficiency of operations and compliance with applicable laws and regulations. In addition, the audit committee shall review transactions involving the Corporation and its officers, directors, affiliates and significant shareholders. In so doing, the audit committee shall be responsible for maintaining open communication among board members, the independent auditors and the management of the Corporation.

Responsibilities

        In carrying out its responsibilities, the audit committee will:

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  Confirm and assure the independence of the independent auditors.

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  In conjunction with such independent auditors, determine any services to be provided by the independent auditors and the related fees prior to such services being rendered.

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  Recommend to the board of directors the appointment, retention or dismissal of the independent auditors to audit the financial statements of the Company and, with the board of directors, recommend to the Corporation's stockholders the ratification of such actions.

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  Meet with the independent auditors and management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be performed and provide oversight of independent auditors during the course of the audit.

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  Meet with the independent auditors and management of the Company at the conclusion of the audit to review the results of the audit, including any comments or recommendations of the independent auditors, especially the contents of any auditors' letter to management.

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  Review with the independent auditors and with the financial and accounting personnel the adequacy and effectiveness of the Company's internal controls and elicit any recommendations for improving the internal controls or particular areas where new or more detailed controls or procedures are desirable.

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  Review legal and regulatory matters that may have a material effect on the financial statements.

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  Inquire of management and the independent auditors regarding significant risks or exposures and assess the steps management has taken to minimize such risks and exposures to the Company.

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  Review the financial statements contained in the annual report to shareholders with management and the independent auditors and, if appropriate, recommend to the board that such financial statements be adopted for inclusion in the Corporation's annual report to stockholders.

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  Inquire of the independent auditors regarding their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosures. Also inquire of the auditors regarding their reasoning in accepting or questioning management's significant estimates, changes or proposed changes in accounting principles and disclosure practices management employs for new transactions or events. Resolve disagreements between management and the independent auditors regarding financial statement disclosure.

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  Provide sufficient opportunity at all meetings of the audit committee for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial personnel and the cooperation received by the independent auditors during the course of the audit.

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  Consider whether audit committee members are provided with appropriate background information and training and, when necessary, seek such information and training from management or the independent auditors.

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  Submit the minutes of all meetings of the audit committee to the board.

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  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate. The costs of such counsel will be paid by the Corporation.

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  Review the Company's proxy statement disclosure concerning the report of the audit committee and the independence of the members of the audit committee, include the audit committee charter as an exhibit to the Company's proxy statement at least once every three years (but not less than provided by Rule 101(a) of the Securities Exchange Act of 1934, as amended), review and reassess the adequacy of the audit committee charter on an annual basis and recommend any changes to the audit committee charter to the board.

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  Verify that the Company's auditors have reviewed the Company's financial information prior to filing the Company's Form 10-Q Reports.

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  Review and approve all related party transactions involving the Corporation and its officers, directors, affiliates and significant shareholders.

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  Exhibit 3.6